WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                                JOHN ARNOT WILSON
                                     RETIRED
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811



                                            August 26, 1997


PMC-Sierra, Inc.
105-8555 Baxter Place
Burnaby, British Columbia
Canada

         Re:  Registration Statements on Form S-8
              -----------------------------------

Gentlemen & Ladies:

     We have examined the Post-effective Amendment No. 1 to the Registration Statements on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 29, 1997 (the "Registration Statements") in connection with your adoption of the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares"), to be issued pursuant to the 1991 Employee Stock Purchase Plan, the 1994 Incentive Stock Plan or the PMC-Sierra, Inc. (Portland) 1996 Stock Option Plan, as applicable (the "Plans"). As your counsel in connection with these transactions, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plan.

     It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statements, and further consent to the use of our name wherever appearing in the Registration Statements and any amendments thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation


                                            s/ WILSON SONSINI GOODRICH & ROSATI